As filed with the Securities and Exchange Commission on January 15, 2008

 Registration No. 333-118902

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIBERIAN ENERGY GROUP INC.
 (Name of small business issuer in its charter)

Nevada	1382	52-2207080
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial	Identification
organization)	Classification	No.)
Code Number)

275 Madison Ave, 6th Floor,
New York, NY 10016, USA
(212) 828-3011
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

David Zaikin, Chairman & Chief Executive Officer
275 Madison Avenue, 6th Floor,
New York, NY 10016
(212) 828-3011
 (Name, address and telephone number of agent for service)

With copies to:
David M. Loev,
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Houston, TX  77401
(713) 524-4110 Tel.
(713) 524-4122 Fax

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. (  )

DEREGISTRATION OF SECURITIES

On February 2, 2005, Siberian Energy Group Inc. (the "Company" or the "Registrant") filed an Amended Registration Statement on Form SB-2, Registration No. 333-118902 (the "Registration Statement"), for the resale of 13,020,920 shares of common stock, par value $0.001 (the "Common Stock") of the Company.  The Securities and Exchange Commission declared the Registration Statement effective on or around February 4, 2005.  On May 2, 2005, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada, which affected a 1:2 reverse stock split of all of the Company’s authorized Common Stock (the “Reverse Split”).  As a result of the Reverse Split, the original 13,020,920 shares of Common Stock registered under the Registration Statement now represent 6,510,460 shares of post-Reverse Split Common Stock.  From the effective date of the Registration Statement to the date of this filing, no shares of Common Stock registered in the Registration Statement have been sold pursuant to such Registration Statement.  This Post-Effective Amendment No. 1 to Form SB-2 Registration Statement (the "Post-Effective Amendment") is being filed by the Company to deregister the 6,510,460 Post-Reverse Split unsold shares of Common Stock of the Company covered by the Registration Statement on Form SB-2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto  duly authorized, in the in the City of Toronto, Providence of Ontario, Canada, January 15, 2008.

SIBERIAN ENERGY GROUP INC.

By: /s/ David Zaikin
David Zaikin
Chief Executive Officer

By: /s/ Elena Pochapski
Elena Pochapski
Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ David Zaikin	Chief Executive Officer and Director	January 15, 2008
David Zaikin

/s/ Helen Teplitskaia	President and Director	January 15, 2008
Helen Teplitskaia

/s/ Elena Pochapski	Chief Financial Officer and Director	January 15, 2008
Elena Pochapski

/s/ Oleg V. Zhuravlev	Director	January 15, 2008
Oleg V. Zhuravlev

/s/ Sergei Potapov	Director	January 15, 2008
Sergei Potapov

/s/ Vladimir Eret	Director	January 15, 2008
Vladimir Eret